Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:
Ron Scarboro	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc
ronald.scarboro@medquist.com	tripp.sullivan@cci-ir.com
(615) 798-4350	(615) 324-7335

MedQuist Holdings Reports Third Quarter Results

Third Quarter Highlights

•	Adjusted EBITDA increases to $29.8 million, up 21.6% compared with the prior-year period

•	Net Income Available to Common Shareholders increases to $0.39 per fully diluted share from $0.11 per fully diluted share in the prior-year period

•	Adjusted Net Income per fully diluted share increases to $0.34, up 30.8% compared with the prior-year period

•	Offshore volume improves to 45% of total volume and volumes edited post speech recognition increases to 76%

•	Affirms guidance for 2011 and issues preliminary outlook for 2012

The highlights above, as well as the discussion below, contain certain non-GAAP financial measures that, together with applicable GAAP financial measures, we utilize to evaluate the results of our performance. Refer to the section of this release entitled “Non-GAAP Financial Measures” for further discussion, as well as the tables attached to this release that reconcile these non-GAAP financial measures to applicable GAAP financial measures.

FRANKLIN, Tenn. (November 9, 2011) MedQuist Holdings Inc. (NASDAQ: MEDH), a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, announced its financial results for the three and nine months ended September 30, 2011.

“We are pleased with our financial and operational performance in the third quarter. Our execution was much improved from the second quarter, and our customers and partners are positively responding to our enhanced value proposition,” noted Vern Davenport, Chairman and Chief Executive Officer of MedQuist Holdings. “The execution in our core business reflected continued improvement in our key metrics, a substantial number of visible, competitive wins booked, growth in our ecosystem of strategic partners and successful execution of our MTSO acquisition strategy. We are also changing the nature of the conversations we’re having with customers through the acquisition of M*Modal and are proceeding as quickly as possible to convert those conversations into new growth opportunities.”

Operating Results

Net revenues were $327.7 million for the nine months ended September 30, 2011, compared with $306.8 million for the nine months ended September 30, 2010. Net revenues were $108.0 million for the third quarter of 2011 compared with $113.2 million for the third quarter of 2010.

Adjusted EBITDA for the nine months ended September 30, 2011, was $84.0 million, or 25.6% of net revenues, compared with $57.8 million, or 18.8% of net revenues, for the nine months ended September 30, 2010. Adjusted EBITDA for the third quarter of 2011 was $29.8 million, or 27.6% of net revenues, compared with $24.5 million, or 21.7% of net revenues, for the third quarter of 2010.

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

Adjusted net income for the nine months ended September 30, 2011, was $51.0 million, or $0.96 per fully diluted share, compared with $37.9 million, or $0.73 per fully diluted share, in the nine months ended September 30, 2010. Adjusted net income for the third quarter of 2011 was $18.6 million, or $0.34 per fully diluted share, compared with $17.2 million, or $0.26 per fully diluted share, in the third quarter of 2010.

Net income available to common shareholders for the nine months ended September 30, 2011, was $28.4 million, or $0.59 per fully diluted share, compared with $4.4 million, or $0.12 per fully diluted share, for the nine months ended September 30, 2010. Net income available to common shareholders for the third quarter of 2011 was $20.6 million, or $0.39 per fully diluted share, compared with $5.2 million, or $0.11 per fully diluted share, reported in the third quarter of 2010. During the three months ended September 30, 2011, the Company had an income tax benefit of $19.2 million. As a result of the purchase accounting for recent acquisitions, the Company’s valuation allowance against its net deferred tax assets was reduced, which resulted in this non-cash tax benefit.

During the nine months ended September 30, 2011, the Company incurred acquisition and restructuring costs of $17.5 million, which included restructuring charges of $9.5 million related to a reduction in workforce and a charge related to office closures. During the three months ended September 30, 2011, the Company incurred acquisition and restructuring costs of $6.3 million, which included restructuring charges of $2.1 million related to office closures and the exit of the Company’s former CEO. The benefits from these restructuring efforts are expected to be fully realized beginning 2012.

Commenting on the financial results, Ron Scarboro, Chief Financial Officer of MedQuist Holdings, stated, “Gross profit margin improved 290 basis points from the prior quarter and 433 basis points from the prior-year quarter as our improved execution allowed us to utilize the build out of offshore capacity that degraded margins in the second quarter. This contributed to the strong growth in Adjusted EBITDA this quarter and will allow us to accelerate investments in our growth strategies.”

Liquidity and Capital Structure

As of September 30, 2011, the Company had $37.5 million in cash and $296.4 million in debt. For the nine months ended September 30, 2011, free cash flow was $46.4 million compared with $40.8 million for nine months ended September 30, 2010. Free cash flow for the third quarter of 2011 was $16.8 million compared with $19.2 million in the prior-year period. Capital expenditures for nine months ended September 30, 2011, were $17.0 million compared with $9.6 million in the prior-year period. For the third quarter of 2011, capital expenditures were $6.0 million compared with $2.9 million in the prior-year period.

Accounts receivable were $70.5 million, or 60 days outstanding, as of September 30, 2011, compared with $82.0 million, or 72 days outstanding, as of December 31, 2010.

Third Quarter Operating Metrics	Q3 2011	Q2 2011	Q1 2011	Q3 2010
Total billed equivalent line counts:	1.020 B lines[1]	863 M lines	875 M lines	854 M lines
Offshore transcription volumes:	45%	42%	41%	42%
Transcription volumes edited post speech recognition:	76%	74%	72%	67%

[1]	Includes approximately 150 million total billed equivalent line counts associated with the acquisition of M*Modal.

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

Performance Goals for 2011

Based on the third quarter results, the Company reaffirmed the following performance goals for 2011, adjusted to total billed equivalent line counts and the benefit of the inclusion of M*Modal:

Net revenues:	$441 million to $444 million
Total billed equivalent line counts:	3.9 billion to 4.0 billion lines
Adjusted EBITDA:	$115.5 million to $118 million
Adjusted Net Income:	$1.29 to $1.31 per fully diluted share

These 2011 estimates are based on the following full year assumptions:

Acquisition and restructuring charges:	$25 million to $27 million[2]
Weighted average Proforma Shares Outstanding:	54.7 million common shares
Capital expenditures:	$19 million to $22 million

[2]	Includes $13 million of previously disclosed restructuring and integration charges associated with the integration of M*Modal and the exits of the Company’s former Chairman and former CEO.

Preliminary Outlook for 2012

Based on the Company’s current performance goals for 2011, the Company has established the following preliminary outlook for 2012. As our organizational integration efforts are still in process, the Company intends to provide a more detailed fiscal 2012 forecast when it reports results for the fourth quarter of 2011.

Net Revenues:	The Company expects the percentage increase in full year net revenues to be in the low- to mid-teens when compared with the midpoint of the 2011 performance goals. Growth in the core business is expected to come from new sales efforts targeted at both same-store and market share gains; additional revenue growth from the integration of M*Modal in our transcription platforms; and the acquisition of revenue through the MTSO roll up strategy. Additionally, the Company will have the full year benefit from the acquisition of M*Modal as well as growth opportunities created from the commercialization of its technologies.

Adjusted EBITDA:	The Company expects the percentage increase in full year Adjusted EBITDA to be in the range of mid to high single digits when compared with the midpoint of the 2011 performance goals. The timing of certain operating expenses, including investments in the sales force and in commercialization of our technologies, is expected to be weighted toward the first half of the year. The benefits from these investments are expected to begin to be realized in the second half of the year.

Adjusted Net Income:	The Company expects to issue a range of Adjusted Net Income per fully diluted share for 2012 when it reports earnings results for the fourth quarter of 2011. The Company’s current tax provision (cash taxes) for 2012 is expected to have an effective income tax rate of 9% to 15%.

Free Cash Flow:	The Company expects to continue to generate significant positive free cash flow for the year sufficient to fund its growth strategies, including the MTSO roll up strategy. The timing of investments during the year is expected to create quarter-to-quarter variability.

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

“We are on track to deliver on our key objectives for 2011,” Mr. Davenport added. “The sales and implementation teams are competing and executing well, and the integration of M*Modal is on schedule and already having a direct impact on new business generation. Customer recognition of the value we are now bringing to accelerate their EHR adoption for meaningful use, manage their transition to ICD-10 and support clinical decisions has validated our strategy and exceeded my initial expectations. Our leadership in the transcription outsourced market and our innovative technologies position us well for the continued consolidation of the transcription market and for operational and financial success in 2012.”

Investor Conference Call and Web Simulcast

MedQuist Holdings will host a conference call on November 10, 2011, at 7:30 a.m. CT (8:30 a.m. ET) to discuss its results of operations for the third quarter of 2011. The number to call for the interactive teleconference is (212) 231-2901. A replay of the conference call will be available through Thursday, November 17, 2011, by dialing (402) 977-9140 and entering the confirmation number, 21543416.

A live broadcast of MedQuist Holdings quarterly conference call will be available online at the Company’s website, www.medquist.com, under Investor Relations on November 10, 2011, beginning at 7:30 a.m. CT (8:30 a.m. ET). The online replay will follow shortly after the call and continue for one year.

About MedQuist Holdings

MedQuist is a leading provider of clinical narrative capture services, Speech Understanding technology from M*Modal and clinical documentation workflow. MedQuist’s enterprise solutions – including mobile voice capture devices, speech recognition, Web-based workflow platforms and global network of medical editors – help healthcare facilities facilitate adoption of electronic health records (EHR), improve patient care, increase physician satisfaction and lower operational costs. For more information, please visit www.medquist.com.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2011 financial and operating performance, our preliminary 2012 outlook, the timing of the benefits from restructuring efforts from the MedQuist Inc. integration, the timing of the investments in our growth strategies, our position for the consolidation of the transcription market and the timing of a detailed 2012 forecast, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, MedQuist Holdings Inc. has provided certain non-GAAP financial measures to help evaluate the results of our performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. The tables attached to this press release include a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We also present Adjusted EBITDA and Adjusted Net Income on a forward-looking basis as part of our performance goals for fiscal 2011 and 2012. We are unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingencies relating to potential changes in tax valuation allowances, potential changes to customer accommodation accruals, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income attributable to MedQuist Holdings Inc., as applicable, plus net income attributable to noncontrolling interests, income taxes, net interest expense, depreciation and amortization, cost (benefit) of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, discontinued operations, equity in income of affiliated company, share based compensation and other non-cash awards, realized gain on settlement of foreign currency hedges, excluding other (income) expense. The realized gain on settlement of foreign currency hedges is a component of other (income) expense, as reported in the Consolidated Statements of Operations. Share-based compensation and other non-cash awards represents only the portion of such expense that is a component of selling, general and administrative expense, as reported in the Consolidated Statements of Operations, as it excludes such expense attributable to the Company’s restructuring actions.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out the following:

•

potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);

•	the impact of non-cash charges; and

•	the impact of acquisition and integration related charges, restructuring charges, and certain unusual or nonrecurring items.

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Free Cash Flow

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less consolidated interest expense (net of non-cash interest), less capital expenditures (including capitalized software development costs), and less tax provision (net of deferred tax provision). Management believes that utilization of Free Cash Flow is an important non-GAAP measure of the Company’s ability to convert operating results into cash.

Adjusted Net Income

Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.

Proforma Shares Outstanding

For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of common stock equivalents which consists of stock options, restrictive stock issuable to certain key employees, shares issued to former principal stockholders, shares issued to former principal stockholders and shares issued in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger with MedQuist Inc.

Total Billed Equivalent Line Counts

Total billed equivalent line counts are defined as the number of lines and line equivalents billed for the period, as defined by a customer’s contract, and includes volume transcribed or edited on the Company’s transcription platforms, as well as technology volume (speech recognition).

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

MedQuist Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net revenues	$108,034	$113,200	$327,709	$306,792
Cost of revenues	62,068	69,936	193,542	194,886

Gross Profit	45,966	43,264	134,167	111,906

Operating costs and expenses:
Selling, general and administrative	15,469	15,565	46,365	45,664
Research and development	2,181	3,351	7,073	8,944
Depreciation and amortization	9,219	9,125	26,516	23,745
Cost (benefit) of legal proceedings, settlements and	44	633	(6,888)	2,785
Acquisition and restructuring	6,251	1,797	17,520	8,808

Total operating costs and expenses	33,164	30,471	90,586	89,946

Operating income	12,802	12,793	43,581	21,960
Equity in income of affiliated company	—	70	—	616
Other income (expense)	(4,033)	482	(2,560)	560
Interest expense, net	(7,081)	(4,663)	(21,079)	(11,969)

Income from continuing operations before income taxes and noncontrolling interests	1,688	8,682	19,942	11,167
Income tax provision (benefit)	(19,226)	229	(17,196)	(153)

Net income from continuing operations	$20,914	$8,453	$37,138	$11,320

Income from discontinued operations, net of tax	—	155	—	338

Net income	20,914	8,608	37,138	11,658
Less: Net income attributable to noncontrolling interests	(361)	(2,737)	(2,138)	(5,234)

Net income attributable to MedQuist Holdings Inc.	$20,553	$5,871	$35,000	$6,424

Net income per common share from continuing operations
Basic	$0.40	$0.15	$0.60	$0.11

Diluted	$0.39	$0.11	$0.59	$0.11

Net income per common share from discontinued operations
Basic	$—	$—	$—	$0.01

Diluted	$—	$—	$—	$0.01

Net income per common share attributable to MedQuist Holdings Inc.
Basic	$0.40	$0.15	$0.60	$0.12

Diluted	$0.39	$0.11	$0.59	$0.12

Weighted average shares outstanding:
Basic	51,195	35,158	47,136	35,083

Diluted	52,478	49,121	48,450	35,893

Calculation of net income available for common shareholders

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income attributable to MedQuist Holdings	$20,553	$5,871	$35,000	$6,424
Less: amount attributable to former principal shareholders	—	(688)	(6,619)	(2,063)

Net income available for common shareholders	20,553	5,183	28,381	4,361

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

MedQuist Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

Unaudited

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$37,453	$66,779
Accounts receivable, net of allowance of $1,720 and $1,466, respectively	70,483	82,038
Other current assets	28,645	23,706

Total current assets	136,581	172,523

Property and equipment, net	23,857	23,018
Goodwill	152,841	90,268
Other intangible assets, net	163,274	107,962
Deferred income taxes	6,703	6,896
Other assets	26,209	14,212

Total assets	$509,465	$414,879

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$16,883	$27,817
Accounts payable	13,238	11,358
Accrued expenses	35,543	36,917
Accrued compensation	13,108	16,911
Deferred acquisition payments	16,127	—
Deferred revenue	8,352	10,570

Total current liabilities	103,251	103,573
Long-term debt	279,505	266,677
Deferred income taxes	15,560	4,221
Deferred acquisition payments, non-current	10,290	3,537
Other non-current liabilities	2,607	2,360

Total liabilities	411,213	380,368

Commitments and contingencies

Total equity:
Preferred stock - $0.10 par value; authorized 25,000 shares; none issued or outstanding	—	—
Common stock - $0.10 par value; authorized 300,000 shares; 55,035 and 35,158 shares issued and outstanding, respectively	5,505	3,516
Additional paid-in-capital	167,075	148,265
Treasury Stock	(250)	—
Accumulated deficit	(72,179)	(107,179)
Accumulated other comprehensive loss	(1,933)	(663)

Total MedQuist Holdings Inc. stockholders’ equity	98,218	43,939
Noncontrolling interests	34	(9,428)

Total equity	98,252	34,511

Total liabilities and equity	$509,465	$414,879

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

MedQuist Holdings Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

Unaudited

	Nine Months Ended September 30,
	2011	2010
Operating activities:
Net income	$37,138	11,658

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	26,516	24,377
Equity in income of affiliated company	—	(616)
Deferred income taxes	(19,228)	1,169
Share based compensation	3,517	486
Provision for doubtful accounts	299	1,571
Non-cash interest expense	2,463	3,328
Other	3,085	(1,106)

Changes in operating assets and liabilities:
Accounts receivable	15,795	(1,267)
Other current assets	(2,098)	(4,532)
Other non-current assets	(11,989)	(1,391)
Accounts payable	(1,386)	2,114
Accrued expenses and other current liabilities	(4,863)	(9,058)
Accrued compensation	(4,277)	2,535
Deferred revenue	(2,545)	286
Other non-current liabilities	1,093	(898)

Net cash provided by operating activities	43,520	28,656

Investing activities:
Purchase of property and equipment	(8,651)	(4,345)
Purchases of capitalized intangible assets	(8,356)	(5,275)
Payments for acquisitions and interests in affiliates, net of cash acquired	(56,605)	(97,710)

Net cash used in investing activities	(73,612)	(107,330)

Financing activities:
Proceeds from debt	30,352	110,095
Repayment of debt	(27,379)	(29,866)
Debt issuance costs	—	(7,031)
Related party payments	(5,597)
Treasury stock transactions	(250)	0
Net proceeds from issuance of common stock	4,979	0

Net cash provided by financing activities	2,105	73,198

Effect of exchange rate changes	(1,339)	(132)
Net decrease in cash and cash equivalents	(29,326)	(5,608)
Cash and cash equivalents - beginning of period	66,779	29,633

Cash and cash equivalents - end of period	$37,453	$24,025

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

MedQuist Holdings Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income attributable to MedQuist Holdings Inc.	$20,553	$5,871	$35,000	$6,424
Net income attributable to noncontrolling interests	361	2,737	2,138	5,234
Discontinued operations	—	(155)	—	(338)
Income tax provision (benefit)	(19,226)	229	(17,196)	(153)
Interest expense, net	7,081	4,663	21,079	11,969
Other (income) expense	4,033	(482)	2,560	(560)
Realized gain on settlement of foreign currencies	93	—	627	—
Depreciation and amortization	9,219	9,125	26,516	23,745
Acquisition and restructuring charges	6,251	1,797	17,520	8,808
Cost (benefit) of legal proceedings, settlements and accommodations	44	633	(6,888)	2,785
Share-based compensation and other non-cash awards	1,360	164	2,681	486
Equity in income of affiliated company	—	(70)	—	(616)

Adjusted EBITDA	$29,769	$24,512	$84,037	$57,784

Adjusted EBITDA as a percentage of net revenues	27.6%	21.7%	25.6%	18.8%

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

MedQuist Holdings Inc. and Subsidiaries

Free Cash Flow

(In thousands)

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Free cash flow:
Adjusted EBITDA	$29,769	$24,512	$84,037	$57,784
Consolidated interest expense	(7,081)	(4,663)	(21,079)	(11,969)
Non-cash interest	774	1,482	2,463	3,328
Capital expenditures	(5,959)	(2,907)	(17,007)	(9,620)
Tax (provision) benefit	19,226	(229)	17,196	153
Deferred tax provision (benefit)	(19,933)	964	(19,228)	1,169

Free cash flow	$16,796	$19,159	$46,382	$40,845

Adjusted net income:
Adjusted EBITDA	$29,769	$24,512	$84,037	$57,784
Less: Amortization (excluding acquired intangibles)	4,116	4,894	12,381	12,613
Cash interest (total expenses less non-cash)	6,307	3,181	18,616	8,641
Current tax provision (benefit)	707	(735)	2,032	(1,322)

Adjusted net income	$18,639	$17,172	$51,008	$37,852

Adjusted net income per share:
Basic	$0.35	$0.34	$0.99	$0.74
Diluted	0.34	0.26	0.96	0.73

-MORE-

MEDH Announces Third Quarter Results

November 9, 2011

MedQuist Holdings Inc. and Subsidiaries

Share Calculation

(In thousands)

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

MedQuist Holdings shares
Basic outstanding	51,195	35,158	47,136	35,083
Effect of diluted options	1,283	13,963	1,314	810

Diluted shares	52,478	49,121	48,450	35,893

Proforma impact of fully dilutive shares (1)
Basic	1,814	15,775	4,575	15,775
Diluted	2,023	16,005	4,784	16,005

Proforma Shares
Proforma basic	53,009	50,933	51,711	50,858
Proforma diluted	54,501	65,126	53,234	51,898

(1)	Fully dilutive shares includes common stock equivalents which consists of stock options, restricted stock issuable to certain key employees, shares issued to former principal stockholders, shares issued in our Initial Public Offering, Private Exchange and Initial Exchange Offer and shares issuable to remaining noncontrolling shareholders of MedQuist Inc.

-MORE-